Exhibit 4.8

Execution Copy

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

GLOBALOPTIONS GROUP, INC.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Initial Issuance Date: September 18, 2013

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, the undersigned warrant holder (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or before 5:00 p.m. New York City time on the third anniversary of the Initial Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from GlobalOptions Group, Inc., a Delaware corporation (the “Company”), up to [•] shares (the “Warrant Shares”) of common stock, $.001 par value per share (the “Common Stock”) of the Company. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined in Section 1.2 of this Warrant). This Warrant is issued pursuant to the Subscription, Purchase and Investment Agreement, dated as of the date hereof (the “Investment Agreement”) by and between the Company, Walker Digital, LLC and the Holder.

ARTICLE 1

EXERCISE

Section 1.1. Exercise of Warrant.

(a) For so long as this Warrant remains outstanding, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by:

(i) delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder pursuant to Section 6.7 of this Agreement) of (A) a duly executed copy of a Notice of Exercise in the form attached to this Warrant (the “Notice of Exercise”) and, (B) if this Warrant is exercised in full, this Warrant; and

(ii) payment to the Company of the aggregate Exercise Price of the Warrant Shares thereby purchased (as well as all taxes required to be paid by the Holder, if any) by wire transfer or cashier’s check drawn on a United States bank.

(b) Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder shall, upon request of the Company after any partial exercise of this Warrant, surrender this Warrant to the Company in exchange for a new Warrant evidencing the right of the Holder to purchase the unpurchased Warrant Shares pursuant to this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

Section 1.2. Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $3.00 per Warrant Share, subject to adjustment hereunder (the “Exercise Price”).

Section 1.3. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment of the Exercise Price therefor, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue and liens and charges created or incurred by Holder).

Section 1.4. Delivery of Certificates Upon Exercise. Certificates representing Warrant Shares shall be transmitted by the Company (whether through its transfer agent or otherwise) to the Holder to the address specified by the Holder in the Notice of Exercise within five business days from the delivery to the Company of the Notice of Exercise, together with an amount in cash in lieu of any fractional share(s), surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). The Warrant Shares shall be issued free of all legends, unless, in the opinion of counsel to the Company (after taking into account any representations of the Holder), the securities laws require a legend(s) to be affixed to the certificate(s) representing the Warrants Shares. This Warrant shall be deemed to have been exercised, the Warrant Shares shall be deemed to have been issued and the Holder or any other Person (which term shall mean any individual, trust, corporation, partnership, association, joint venture, limited liability company, joint stock company, unincorporated organization or governmental authority) so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes on the first date on which the Notice of Exercise has been properly delivered to the Company and the Company has received the Exercise Price and all taxes required to be paid by the Holder, if any.

ARTICLE 2

DISSOLUTION

Section 2.1. Dissolution, Liquidation. If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Holder in the manner provided in Section 6.7 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice also shall specify the date on which the holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be. On the date of and as a condition to the consummation of any such transaction, the Holder shall receive the securities, money or other property that the Holder would have been entitled to receive had the Holder been the holder of record of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to such dissolution, liquidation or winding up (net of the Exercise Price) and the rights to exercise this Warrant shall terminate.

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ARTICLE 3

ADJUSTMENT

Section 3.1. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this ARTICLE 3. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this ARTICLE 3.

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(c) Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this ARTICLE 3.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this ARTICLE 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this ARTICLE 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

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ARTICLE 4

TRANSFERS

Section 4.1. Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any applicable transfer taxes. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and, if the assignor assigns less than the entirety of this Warrant, shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

Section 4.2. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation of this Warrant at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.1 of this Warrant, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical to this Warrant, except as to the number of Warrant Shares issuable pursuant thereto.

Section 4.3. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record holder from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant and for all other purposes, absent actual notice to the contrary.

ARTICLE 5

CALL OPTION

Section 5.1. Call Option. The Company, subject to compliance with this ARTICLE 5, has an option (the “Call Option”) to acquire all or a portion of this Warrant. It is a condition to the Company’s right to exercise the Call Option that, prior to the exercise of the Call Option, the closing price of the Common Stock equals or exceeds $6.00 per share for any 20 trading days within any period of 30 consecutive trading days.

Section 5.2. Option Price. For each part of this Warrant representing the right to acquire one share of Common Stock (each, a “Warrant Right”), the price to be paid in cash by the Company to the Holder for each Warrant Right (the “Option Price”) shall be equal to the Exercise Price.

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Section 5.3. Procedures. Subject to Section 5.1, for so long as this Warrant remains outstanding, the Company may exercise a Call Option at any time and from time to time by delivering to the Holder written notice of its intention to exercise the Call Option (the “Call Notice”) setting forth the date of the Call Closing and the number of Warrant Rights with respect to which such Call Option is being exercised. Any portion of this Warrant that is subject of a Call Notice shall continue to be exercisable until the Call Closing. A Call Notice shall be deemed to have been delivered on the date that it is placed in regular mail or with an express courier company addressed to the Holder at the address set forth on the records of the Company.

Section 5.4. Call Closing. Each closing of the purchase of the Warrant Rights pursuant to the exercise of a Call Option (a “Call Closing”) will occur not less than 10 business days nor more than 20 business days following the delivery of the Call Notice. At the Call Closing, the Company shall pay to the Holder in cash an amount equal to Option Price multiplied by the number of Warrant Rights being acquired, which payment shall be made by wire transfer in immediately available funds to a bank account designated by the Holder prior to the Call Closing, and in the event that a Call Option is being exercised with respect to all of the Warrant Rights, the Holder shall surrender this Warrant to the Company.

ARTICLE 6

MISCELLANEOUS

Section 6.1. Transferability. Before the Termination Date and subject to compliance with applicable laws and ARTICLE 6 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

Section 6.2. No Rights or Obligations as Holder of Common Stock Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a holder of Common Stock of the Company before the exercise of this Warrant. No provision of this Warrant, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 6.3. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

Section 6.4. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

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Section 6.5. Authorized Shares. The Company covenants that during the period this Warrant is outstanding, the Company’s Board of Directors has authorized and reserved (and, in the case of any adjustment to the number of Warrant Shares hereunder, will authorize and reserve) for issuance such number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly or validly issued, fully paid and non-assessable. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Section 6.6. Amendment, Modification; Waivers. A provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the Person against whom such waiver is intended to be effective, which writing shall specifically reference this Warrant, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s). No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.7. Notices. Except as expressly set forth herein, all notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Person for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, if to the Company, to the address set forth on the signature pages hereto opposite the signature block of the Company, and as to the Holders, on the records of the Company, to receive such notice or to such other address as may be designated in writing, in the same manner, by such Person.

Section 6.8. Third-Party Beneficiaries. Nothing in this Warrant, express or implied, is intended to confer upon any Person other than the Company and the Holder and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

Section 6.9. Governing Law; Jurisdiction. This Warrant and the rights and obligations of the parties hereunder shall be enforced, governed and construed in all respects in accordance with the internal substantive laws of the State of Delaware (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction). Each Party hereby irrevocably submits and consents to the jurisdiction of the state and federal courts located in New York, New York with respect to any dispute, controversy, legal action or other proceeding that arises from or concerns this Warrant or the purchase of Warrant Shares and acknowledges that he, she or it will accept service of process by registered or certified mail or the equivalent directed to his, her or its address set forth herein or by whatever other means are permitted by such courts. Each party hereby acknowledges that said courts have jurisdiction over any such dispute, controversy, legal action or other proceeding and that he, she or its hereby waives any objection to personal jurisdiction or venue in these courts or that such courts are an inconvenient forum.

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Section 6.10. Successors. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of the Holder.

Section 6.11. Headings. All heading references contained in this Warrant are for convenience only and shall not be deemed to limit or affect any of the provisions of this Warrant.

Section 6.12. Severability. The provisions of this Warrant shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Warrant and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided , that, if any one or more of the provisions contained in this Warrant shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

Section 6.13. Counterparts. This Warrant may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the Company and the Holder and delivered to the other.

[the next page is a signature page]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

COMPANY: GLOBALOPTIONS GROUP, INC.	Addresses for Notices:

By: Name: Title:	Two High Ridge Park Stamford, CT 06905

HOLDER: By: Name: Title:	Addresses for Notices:

Signature Page to Warrant

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EXHIBIT A

NOTICE OF EXERCISE

TO:	GlobalOptions Group, Inc.

1. The undersigned hereby elects to purchase             Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2. Payment shall be in lawful money of the United States.

3. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following Depository Trust Company Deposit Withdrawal Agent Commission Account Number or by physical delivery of a certificate to:

EXHIBIT B

ASSIGNMENT & ASSUMPTION FORM

(To assign the foregoing warrant, execute this form and supply the required information.

Do not use this form to exercise the warrant.)

Dated: [•]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to                     (the “Assignee”). The Assignee, by executing this Assignment and Assumption, hereby agrees to comply with all of the provisions of the Warrant, with the same force and effect as if the Assignee were originally the Holder thereunder.

[HOLDER] By: Name: Title:	Whose Address is:

[ASSIGNEE] By: Name: Title:	Whose Address is:

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Execution Copy

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

GLOBALOPTIONS GROUP, INC.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

FOR HOLDERS THAT ARE RESIDENTS OF CANADA: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) SEPTEMBER 18, 2013, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

Initial Issuance Date: September 18, 2013

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, the undersigned warrant holder (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or before 5:00 p.m. New York City time on the third anniversary of the Initial Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from GlobalOptions Group, Inc., a Delaware corporation (the “Company”), up to [•] shares (the “Warrant Shares”) of common stock, $.001 par value per share (the “Common Stock”) of the Company. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined in Section 1.2 of this Warrant). This Warrant is issued pursuant to the Subscription, Purchase and Investment Agreement, dated as of the date hereof (the “Investment Agreement”) by and between the Company, Walker Digital, LLC and the Holder.

ARTICLE 1

EXERCISE

Section 1.1. Exercise of Warrant.

(a) For so long as this Warrant remains outstanding, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by:

(i) delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder pursuant to Section 7.10 of this Agreement) of (A) a duly executed copy of a Notice of Exercise in the form attached to this Warrant (the “Notice of Exercise”) and, (B) if this Warrant is exercised in full, this Warrant; and

(ii) payment to the Company of the aggregate Exercise Price of the Warrant Shares thereby purchased (as well as all taxes required to be paid by the Holder, if any) by wire transfer or cashier’s check drawn on a United States bank.

(b) Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder shall, upon request of the Company after any partial exercise of this Warrant, surrender this Warrant to the Company in exchange for a new Warrant evidencing the right of the Holder to purchase the unpurchased Warrant Shares pursuant to this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

Section 1.2. Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $3.00 per Warrant Share, subject to adjustment hereunder (the “Exercise Price”).

Section 1.3. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment of the Exercise Price therefor, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue and liens and charges created or incurred by Holder).

Section 1.4. Delivery of Certificates Upon Exercise. Certificates representing Warrant Shares shall be transmitted by the Company (whether through its transfer agent or otherwise) to the Holder to the address specified by the Holder in the Notice of Exercise within five business days from the delivery to the Company of the Notice of Exercise, together with an amount in cash in lieu of any fractional share(s), surrender of this Warrant (if the Warrants are exercised in full or if requested by the Company pursuant to subsection 1.1(b)) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). The Warrant Shares shall be issued free of all legends, unless, in the opinion of counsel to the Company (after taking into account any representations of the Holder), the securities laws require a legend(s) to be affixed to the certificate(s) representing the Warrants Shares. This Warrant shall be deemed to have been exercised, the Warrant Shares shall be deemed to have been issued and the Holder or any other Person (which term shall mean any individual, trust, corporation, partnership, association, joint venture, limited liability company, joint stock company, unincorporated organization or governmental authority) so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes on the first date on which the Notice of Exercise has been properly delivered to the Company and the Company has received the Exercise Price and all taxes required to be paid by the Holder, if any.

ARTICLE 2

DISSOLUTION

Section 2.1. Dissolution, Liquidation. If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Holder in the manner provided in Section 7.10 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice also shall specify the date on which the holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be. On the date of and as a condition to the consummation of any such transaction, the Holder shall receive the securities, money or other property that the Holder would have been entitled to receive had the Holder been the holder of record of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to such dissolution, liquidation or winding up (net of the Exercise Price) and the rights to exercise this Warrant shall terminate.

ARTICLE 3

ADJUSTMENT

Section 3.1. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this ARTICLE 3. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this ARTICLE 3.

(c) Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend or otherwise, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this ARTICLE 3.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this ARTICLE 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this ARTICLE 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

(g) In case the Company, after the date hereof, shall take any action affecting the Common Stock, other than any action described in this Article, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the Holders and/or the rights attached to the Warrants, then the number of Warrant Shares which are to be received pursuant to the Warrants shall be adjusted in such manner, if any, and at such time as the directors of the Company may, in their direction, reasonably determine to be equitable to the Holders in such circumstances.

ARTICLE 4

TRANSFERS

Section 4.1. Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any applicable transfer taxes. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and, if the assignor assigns less than the entirety of this Warrant, shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

Section 4.2. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation of this Warrant at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.1 of this Warrant, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical to this Warrant, except as to the number of Warrant Shares issuable pursuant thereto.

Section 4.3. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record holder from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant and for all other purposes, absent actual notice to the contrary.

ARTICLE 5

CALL OPTION

Section 5.1. Call Option. The Company, subject to compliance with this ARTICLE 5, has an option (the “Call Option”) to acquire all or a portion of this Warrant. It is a condition to the Company’s right to exercise the Call Option that, prior to the exercise of the Call Option, the closing price of the Common Stock equals or exceeds $6.00 per share for any 20 trading days within any period of 30 consecutive trading days.

Section 5.2. Option Price. For each part of this Warrant representing the right to acquire one share of Common Stock (each, a “Warrant Right”), the price to be paid in cash by the Company to the Holder for each Warrant Right (the “Option Price”) shall be equal to the Exercise Price.

Section 5.3. Procedures. Subject to Section 5.1, for so long as this Warrant remains outstanding, the Company may exercise a Call Option at any time and from time to time by delivering to the Holder written notice of its intention to exercise the Call Option (the “Call Notice”) setting forth the date of the Call Closing and the number of Warrant Rights with respect to which such Call Option is being exercised. Any portion of this Warrant that is subject of a Call Notice shall continue to be exercisable until the Call Closing. A Call Notice shall be deemed to have been delivered on the date that it is placed in regular mail or with an express courier company addressed to the Holder at the address set forth on the records of the Company.

Section 5.4. Call Closing. Each closing of the purchase of the Warrant Rights pursuant to the exercise of a Call Option (a “Call Closing”) will occur not less than 10 business days nor more than 20 business days following the delivery of the Call Notice. At the Call Closing, the Company shall pay to the Holder in cash an amount equal to Option Price multiplied by the number of Warrant Rights being acquired, which payment shall be made by wire transfer in immediately available funds to a bank account designated by the Holder prior to the Call Closing, and in the event that a Call Option is being exercised with respect to all of the Warrant Rights, the Holder shall surrender this Warrant to the Company and the Company shall issue a new warrant certificate evidencing the right of the Holder to purchase the Warrant Shares that were not purchased by the Company pursuant to the Call Option.

ARTICLE 6

MISCELLANEOUS

Section 6.1. The Company covenants with the Holder that so long as any Warrants remain outstanding:

(a) the Warrants, when issued will be valid and binding obligations enforceable against it in accordance with and subject to the provisions contained herein;

(b) it will reserve and keep available a sufficient number of Common Stock for the purpose of enabling it to satisfy its obligations to issue Warrant Shares upon exercise of the Warrants outstanding from time to time hereunder;

(c) it will cause the Common Stock and the certificates representing the Common Stock from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the terms hereof;

(d) all Common Stock which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable;

(e) the Company will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and carry out its business in a prudent manner.

ARTICLE 7

MISCELLANEOUS

Section 7.1. Transferability. Before the Termination Date and subject to compliance with applicable laws and ARTICLE 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

Section 7.2. No Rights or Obligations as Holder of Common Stock Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a holder of Common Stock of the Company before the exercise of this Warrant. No provision of this Warrant, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 7.3. If a dispute shall at any time arise with respect to adjustments of the number of common shares to be issued upon the exercise of the Warrants the dispute shall be conclusively determined by the Company’s external auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors of the Company and any such determination shall, absent manifest error, be binding upon the Company and the Holders.

Section 7.4. Each Warrant shall pari passu among themselves and with all other Warrants issued or to be issued hereunder, whatever may be the actual date of issue of same.

Section 7.5. In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person, trust, corporation, partnership or similar entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, merger or transfer (if not the Company) shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

Section 7.6. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

Section 7.7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

Section 7.8. Authorized Shares. The Company covenants that during the period this Warrant is outstanding, the Company’s Board of Directors has authorized and reserved (and, in the case of any adjustment to the number of Warrant Shares hereunder, will authorize and reserve) for issuance such number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly or validly issued, fully paid and non-assessable. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Section 7.9. Amendment, Modification; Waivers. A provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the Person against whom such waiver is intended to be effective, which writing shall specifically reference this Warrant, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s). No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.10. Notices. Except as expressly set forth herein, all notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Person for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, if to the Company, to the address set forth on the signature pages hereto opposite the signature block of the Company, and as to the Holders, on the records of the Company, to receive such notice or to such other address as may be designated in writing, in the same manner, by such Person.

Section 7.11. Third-Party Beneficiaries. Nothing in this Warrant, express or implied, is intended to confer upon any Person other than the Company and the Holder and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

(a) Governing Law; Jurisdiction. This Warrant and the rights and obligations of the parties hereunder shall be enforced, governed and construed in all respects in accordance with the internal substantive laws of the State of New York (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction). Each Party hereby irrevocably submits and consents to the jurisdiction of the state and federal courts located in New York, New York with respect to any dispute, controversy, legal action or other proceeding that arises from or concerns this Warrant or the purchase of Warrant Shares and acknowledges that he, she or it will accept service of process by registered or certified mail or the equivalent directed to his, her or its address set forth herein or by whatever other means are permitted by such courts. Each party hereby acknowledges that said courts have jurisdiction over any such dispute, controversy, legal action or other proceeding and that he, she or its hereby waives any objection to personal jurisdiction or venue in these courts or that such courts are an inconvenient forum. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

Section 7.12. Successors. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of the Holder.

Section 7.13. Headings. All heading references contained in this Warrant are for convenience only and shall not be deemed to limit or affect any of the provisions of this Warrant.

Section 7.14. Severability. The provisions of this Warrant shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Warrant and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided , that, if any one or more of the provisions contained in this Warrant shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

Section 7.15. Counterparts. This Warrant may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the Company and the Holder and delivered to the other.

[the next page is a signature page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

COMPANY: GLOBALOPTIONS GROUP, INC. By: Name: Title:	Addresses for Notices: Two High Ridge Park Stamford, CT 06905

HOLDER: By: Name: Title:	Addresses for Notices:

Signature Page to Warrant

EXHIBIT A

NOTICE OF EXERCISE

TO:	GlobalOptions Group, Inc.

1. The undersigned hereby elects to purchase             Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2. Payment shall be in lawful money of the United States.

3. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following Depository Trust Company Deposit Withdrawal Agent Commission Account Number or by physical delivery of a certificate to:

EXHIBIT B

ASSIGNMENT & ASSUMPTION FORM

(To assign the foregoing warrant, execute this form and supply the required information.

Do not use this form to exercise the warrant.)

Dated: [•]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to                     (the “Assignee”). The Assignee, by executing this Assignment and Assumption, hereby agrees to comply with all of the provisions of the Warrant, with the same force and effect as if the Assignee were originally the Holder thereunder.

[HOLDER] By: Name: Title:	Whose Address is:

[ASSIGNEE] By: Name: Title:	Whose Address is:

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